EXHIBIT (10)(v)
---------------




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                  TERMINATION AND SERVICES AGREEMENT


                     Dated as of December 28, 2000


                                between


                       LASALLE HOTEL PROPERTIES


                                  and


                     LASALLE HOTEL ADVISORS, INC.


                                  and


                  LASALLE INVESTMENT MANAGEMENT, INC.



                              Relating to
   the Amended and Restated Advisory Agreement dated January 1, 2000
                                  and
          the Employee Lease Agreement dated January 1, 2000



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


                  TERMINATION AND SERVICES AGREEMENT


     This TERMINATION AND SERVICES AGREEMENT (this "Agreement") is dated
as of December [   ], 2000, and is between LaSalle Hotel Properties, a
Maryland real estate investment trust ("LHO"), LaSalle Hotel Advisors, Inc., a Maryland corporation (the "Advisor") and LaSalle Investment Management, Inc., a Maryland corporation, ("LIM").



                         W I T N E S S E T H:

     WHEREAS, LHO is an externally advised real estate investment trust that wishes to convert to a self managed real estate investment trust;

     WHEREAS, pursuant to the terms of the Amended and Restated Advisory Agreement dated January 1, 2000 and the Employee Lease Agreement dated January 1, 2000 (collectively, the "Advisory Agreement"), the Advisor provides inter alia services consisting of acquisition, leasing, investment management, financing, ownership and disposition of LHO's properties and the lease of employees;

     WHEREAS, the Advisor is an affiliate of LIM;

     WHEREAS, the Advisory Agreement is automatically renewed each year for an additional one year unless either LHO or the Advisor provides the other with notice of termination 180 days prior to the expiration of the then current term; and

     WHEREAS, LHO and the Advisor are desirous to terminate the Advisory Agreement and for LIM and the Advisor to provide services to LHO to aid the transition to an internally managed real estate investment trust pursuant to the terms of this Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1.   TERMINATION OF ADVISORY AGREEMENT.

     1.1.  TERMINATION

     Notwithstanding the language in the Advisory Agreement, the parties hereby agree to immediately and completely terminate the Advisory Agreement and all of their continuing rights and obligations thereunder, with the exception of the indemnification provisions pursuant to Section 7.2 of the said agreement, effective as of 12.01a.m., January 1, 2001 (the "Termination Date").

     This Agreement shall not affect any party's rights obligations or liabilities under or pursuant to the Advisory Agreement which have already accrued up to the Termination Date, including, but not limited to, LIM's right to receive fees (including any incentive fees) earned in 2000 but to be paid in 2001.

     1.2.  TERMINATION PAYMENT.

     In consideration for the termination of the Advisory Agreement prior to the end of the requisite 180 day notice period, the services to be provided and the execution of this Agreement, LHO shall pay LIM $600,000.00 (the "Termination Payment") by wire transfer or by company check.



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     The Termination Payment shall be paid by LHO upon the earlier of the date upon which the Services (as hereinafter defined) are substantially completed to the reasonable satisfaction of LHO or March 30, 2001, provided however that should the Services not be so completed by March 30, 2001, LHO shall make such payment as in its reasonable opinion reflects the Services provided to date and shall only be obliged to pay the remainder of the Termination Payment when the Services have been so completed.

     The parties acknowledge and agree that the Termination Payment shall be paid in lieu of any other payments which may otherwise be deemed to be payable in respect of the termination of the Advisory Agreement.

2.   OBLIGATIONS OF LIM AND THE ADVISOR.

     2.1.  PROVISION OF SERVICES

     LIM and the Advisor shall promptly and expeditiously and in any event prior to the March 30, 2001 provide to LHO services to facilitate the transition from an externally advised real estate investment trust to an internally managed real estate investment trust as are more particularly set out in Exhibit A to this Agreement (the "Services").

     2.2.  BEST EFFORTS

     LIM and the Advisor shall use their reasonable best efforts in the provision of the Services.

     2.3.  EXPENSES AND PAYABLES

     LIM will be responsible for all of the Advisor's expenses and payables for activities pursuant to the Advisory Agreement prior to the Termination Date.

     2.4.  ACCRUED EMPLOYEE COMPENSATION

     LIM will be responsible for all accrued employee compensation and benefits for work done prior to the Termination Date, including bonuses earned in 2000 but scheduled to be paid in 2001 per the current understanding between LHO's management and LIM's management.

     2.5.  PAYMENT FOR ADVISORY SERVICES

     LIM shall reimburse LHO the payments more particularly set out in
Section 3.5 below, being the costs associated with LHO allowing its employees to provide the Advisory Services.

     2.6.  REPRESENTATIONS

     LIM and the Advisor represent that all of the furniture, fixtures and equipment to be transferred to LHO and/or LaSalle Hotel Operating Partnership, L.P., a Delaware limited partnership (the "Partnership") pursuant to Section 3.1 and 3.2 below, shall be free of all liens and encumbrances not expressly assumed by LHO, and have been paid for in full, without deduction or setoff.

3.   OBLIGATIONS OF LHO

     3.1.  FIXTURES AND FITTINGS ETC.

     On or before January 15, 2001 LHO will, or will cause the Partnership to, buy the furniture, fixtures and equipment currently used by the Advisor in the Bethesda office and leasehold improvements of the office for $301,994.



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     3.2.  ACCOUNTING SERVER

     On or before January 15, 2001 LHO shall pay LIM $50,000, being the cost of installing a new accounting server in the Bethesda office.

     3.3.  LEASE OF 4800 MONTGOMERY LANE

     LHO shall assume the lease of the office space located at 4800 Montgomery Lane, Suite M25, Bethesda, MD at the stated price of the lease, effective as of the Termination Date.

     3.4.  EMPLOYEES OF THE ADVISOR

     Prior to the Termination Date, LHO shall offer employment to all current employees of the Advisor effective January 1, 2001.

     3.5.  ADVISORY SERVICES

     Effective as of the Termination Date, LHO shall make its employees available for the purpose of the said employees providing advisory services to LIM and its clients for:

     (i) the Peabody Hotel in Orlando, Fl, for $266,000 per year together with any third party expenses incurred by LHO which would be reimbursable under the terms of the Advisory Agreement; and

     (ii) the Holiday Inn on the Hill in Washington, DC for $129,000 per year (the "Advisory Services").

     The Advisory Services shall continue in respect of each hotel until that hotel is sold by LIM's clients.

     These amounts to be paid quarterly in arrears and shall be increased on each anniversary of the Termination Date by an amount equal to the Consumer Price Index on that date should the said separate agreements be then continuing. Should any period be less than a quarter then the payment due shall be pro-rated accordingly.

4.   MISCELLANEOUS

     4.1.  CONFIDENTIALITY

     Confidential or proprietary information disclosed by the parties hereto shall be considered confidential information (the "Confidential Information"). Confidential Information shall not include any information which (i) is publicly available at the time of disclosure to the receiving party or thereafter becomes publicly available not as a result of a breach of any duty of confidentiality to any party hereunder, (ii) was known to the party charged with a confidentiality obligation hereunder before disclosure from another party hereto on a confidential basis, (iii) was obtained from a source acting in good faith which the receiving party reasonably believed owed no duty of confidentiality to any party hereunder, or (iv) that is required to be disclosed pursuant to applicable law, a court order, a judicial proceeding, or the enforcement hereof, provided that the disclosing party is provided with reasonable prior written notice so that the disclosing party may contest such disclosure. The Confidential Information shall not be disclosed by any party to this Agreement to any third party.

     4.2.  JURY WAIVER

     TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT OR ANY OF THE TRANSACTIONS OR AGREEMENTS CONTEMPLATED HEREBY.



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     4.3.  PUBLICITY

     None of the parties hereto shall issue any press release or make any public disclosure regarding the transaction contemplated hereby unless such press release or public disclosure is approved by those parties expressly mentioned by name in the press release in advance. Notwithstanding the foregoing, each of the parties hereto may, in documents required to be filed by it with the Securities and Exchange Commission or other regulatory bodies, make such statements with respect to the transactions contemplated hereby as each may be advised by counsel as legally necessary or advisable and may make such disclosure as it is advised by its counsel as required by law.

     4.4.  EXPENSES

     Each party hereto shall pay its own expenses incident to this Agreement, including all legal and accounting fees and disbursements.

     4.5.  ASSIGNMENT

     No party to this Agreement shall assign its rights and obligations under this Agreement, in whole or in part, whether by operation of law or otherwise, without the prior written consent of the other party, and any, such assignment contrary to the terms hereof shall be null and void and of no force and effect. In no event shall the assignment by the parties hereto of their rights or obligations under this Agreement, release that party from their respective liabilities and obligations hereunder.

     4.6.  INDEPENDENT CONTRACTORS

     It is understood and agreed by and between the parties hereto that LIM [and the Advisor], in the performance of the Services, shall act as, and be an independent contractor and not an agent or employee of LHO.

     All such acts of LIM and the Advisor, its agents, officers and employees and all other actions on behalf of LHO relating to the performance of the Services, shall be performed as independent contractors not as agents, officers, or employees of LHO.

     4.7.  ENTIRE AGREEMENT; AMENDMENT

     This Agreement, including the Exhibits and other documents referred to herein or furnished pursuant hereto, constitutes the entire agreement among the parties hereto with respect to the transaction contemplated herein, and it supersedes all prior oral or written agreements, commitments or understandings with respect to the matters provided for herein. No amendment or modification of this Agreement shall be valid or binding unless set forth in writing and duly executed and delivered by the parties hereto.

     4.8.  WAIVER

     No delay or failure on the part of any party hereto in exercising any right, power or privilege under this Agreement or under any other documents furnished in connection with or pursuant to this Agreement shall impair any such right, power or privilege or be construed as a waiver of any default or any acquiescence therein. No single or partial exercise of any such right, power or privilege shall preclude the further exercise of such right, power or privilege, or the exercise of any other right, power or privilege. No waiver shall be valid against any party hereto unless made in writing and signed by the party against whom enforcement of such waiver is sought and then only to the extent expressly specified therein.



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     4.9.  SEVERABILITY

     If any part of any provision of this Agreement or any other agreement or document given pursuant to or in connection with this Agreement shall be invalid or unenforceable in any respect, such part shall be ineffective to the extent of such invalidity or unenforceability only, without in any way affecting the remaining parts of such provision or the remaining provisions of this Agreement.

     4.10. GOVERNING LAW

     This Agreement, the rights and obligations of the parties hereto, and any claims or disputes relating thereto, shall be governed by and construed in accordance with the laws of the State of New York (excluding the conflicts of law principles thereof).

     4.11. NOTICES

     All notices, demands, requests, or other communications which may be or are required to be given, served, or sent by any party to any other party pursuant to this Agreement shall be in writing and shall be hand delivered, sent by overnight courier or mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, or transmitted by telegram, telecopy, addressed as follows:

     (i)   If to LHO:

           4800 Montgomery Lane
           Suite M25
           Bethesda, Maryland 20814
           Attn: President
           Fax #: (301) 941-1553

     with a copy (which shall not constitute notice) to:

           Brown & Wood LLP
           555 California Street
           San Francisco, California 94104
           Attn: Michael F. Taylor
           Fax #:  (415) 397-4621

     (ii)  If to LIM:

           22 Hanover Square
           London W1A 2BN
           United Kingdom
           Attn: Stuart L. Scott
           Fax #: 011-44-20-7399-5757

     with a copy (which shall not constitute notice) to:

           Hagan & Associates
           200 East Randolph Drive
           Suite 4322
           Chicago, Illinois 60601
           Attn:  Dean Hagan
           Fax #: (312) 228-0982

     Each party may designate by notice in writing a new address, to which any notice, demand, request or communication may thereafter be so given, served or sent. Each notice, demand, request, or communication which shall be hand delivered, sent, mailed or telecopied in the manner described above, shall be deemed sufficiently given, served, sent, received or delivered for all purposes at such time as it is delivered to the addressee (with the return receipt, the delivery receipt, or (with respect to a telecopy) the answerback or confirmation being deemed conclusive, but not exclusive, evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation.



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     4.12. HEADINGS

     Section headings contained in this Agreement are inserted for convenience of reference only, shall not be deemed to be a part of this Agreement for any purpose, and shall not in any way define or affect the meaning, construction or scope of any of the provisions hereof.

     4.13. EXECUTION IN COUNTERPARTS

     To facilitate execution, this Agreement may be executed in as many counterparts as may be required. It shall not be necessary that the signatures of, or on behalf of, each party, or that the signatures of all persons required to bind any party, appear on each counterpart; but it shall be sufficient that the signature of, or on behalf of, each party, or that the signatures of the persons required to bind any party, appear on one or more of the counterparts. All counterparts shall collectively constitute a single agreement. It shall not be necessary in making proof of this Agreement to produce or account for more than a number of counterparts containing the respective signatures of or on behalf of, all of the parties hereto.

     4.14. BINDING EFFECT

     Subject to any provisions hereof restricting assignment, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, heirs, executors, administrators, legal representatives and assigns.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first written above


                            LASALLE HOTEL PROPERTIES

                            By:
                                  ------------------------------




                            LASALLE HOTEL ADVISORS, INC

                            By:
                                  ------------------------------




                            LASALLE INVESTMENT MANAGEMENT, INC.

                            By:
                                  ------------------------------

                               EXHIBIT A


The Services to be provided by LIM and the Advisor are as follows:

     .     Migrating all of LHO's accounting and tax records, workpapers and worksheets and similar from LIM's and the Advisor's servers to LHO's servers;

     .     Providing information technology support and the migration of management information systems to LHO's own servers (including the usage of LIM's systems through the first quarter of 2001 to facilitate the orderly transfer of LHO's accounting books and records);

     .     Providing the necessary tax accounting assistance for the
preparation of LHO's tax return and related real estate investment trust ( "REIT") tax accounting for the calendar year 2000;

     .     Assigning the lease of the office space at 4800 Montgomery
Lane, Suite M25, Bethesda, Maryland, 20814 currently leased by the Advisor to LHO;

     .     Providing LHO with accounting assistance to institute an
employee payroll system;

     .     Providing LHO with human resources assistance for employees, including instituting benefit plans and other matters necessary for employee transition;

     .     Assisting in the placement of a master property insurance
program for all properties; and

     .     Such other assistance as may be required to facilitate LHO's transition from an externally advised to a self-managed REIT.